Exhibit 99

Contact:
Samuel Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191

FLIGHT SAFETY TECHNOLOGIES, INC. DISCLOSURE OF RECENT
SEC INFORMAL INVESTIGATION

MYSTIC, Conn., Jan 12, 2003 (BUSINESS WIRE) Flight Safety Technologies, Inc. (OTCBB:FSFY) recently learned that the staff of the Securities and Exchange Commission is conducting an informal investigation that appears to be looking into certain analyst reports about the Company, and its press releases. The SEC staff has not asserted that the Company has acted improperly or illegally. The Company has voluntarily agreed to cooperate fully with the staff's informal investigation. The Company believes that it has acted properly and legally with respect to these analyst reports or its press releases. However, the Company can neither predict the length, scope, results of the informal investigation or the impact, if any, on the Company or its operations.

'Safe Harbor' statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.